                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              M.D.C. HOLDINGS, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

                                 ---------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction: 0

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

[M.D.C. HOLDINGS, INC. LOGO]

                              M.D.C. HOLDINGS, INC.
                      3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                                 March 15, 2002

To Our Shareowners:

         You are invited to attend the 2002 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") to be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Thursday, April 25, 2002, at 8:00 a.m., Denver time.

         Following this letter is the formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting. Shareowners also are entitled to vote on any other matters which properly come before the Meeting.

         While some of our shareowners have exercised their right to vote their shares in person, we recognize that most of you are unable to attend the Meeting. Accordingly, enclosed is a proxy card that enables shareowners to vote their shares on the matters to be considered at the Meeting, even if they are unable to attend. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your vote on the proxy card, but need only sign, date and return it in the enclosed postage-paid envelope.

         WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

                                        Sincerely,

                                        /s/ LARRY A. MIZEL

                                        Larry A. Mizel
                                        Chairman of the Board

[M.D.C. HOLDINGS, INC. LOGO]


                              M.D.C. HOLDINGS, INC.
                      3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                                   ----------

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                                   ----------

To Our Shareowners:

         The 2002 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") will be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Thursday, April 25, 2002, at 8:00 a.m., Denver time, to consider and act upon the following matters:

         1. the election of Gilbert Goldstein and William B. Kemper, two Class II Directors, for three-year terms expiring in 2005;

         2. such other business as properly may come before the Meeting and any postponements or adjournments thereof.

         Only shareowners of record at the close of business on February 22, 2002, the record date, will be entitled to vote at the Meeting.

         Management and the Board of Directors desire to have maximum representation at the Meeting and respectfully request that you date, execute and timely return the enclosed proxy in the postage-paid envelope provided.

                                BY ORDER OF THE BOARD OF DIRECTORS,

                                /s/ DANIEL S. JAPHA

                                Daniel S. Japha
                                Secretary

March 15, 2002

                              M.D.C. HOLDINGS, INC.
                      3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                                   ----------

                                 PROXY STATEMENT
                          ANNUAL MEETING OF SHAREOWNERS

                                 APRIL 25, 2002

                                   ----------

To Our Shareowners:

         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of M.D.C. Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareowners of the Company (the "Meeting") to be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Thursday, April 25, 2002, at 8:00 a.m., Denver time, and any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting, collectively referred to as the "Proxy Materials," are first being sent to shareowners on or about March 15, 2002.

                               GENERAL INFORMATION

SOLICITATION

         The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors, officers and regular employees of the Company. No compensation will be paid for the solicitation of proxies, although the Company will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares.

HOUSEHOLDING

         On December 4, 2000, the Securities and Exchange Commission adopted amendments to the proxy rules, permitting companies and intermediaries to satisfy the delivery requirements for proxy and information statements when two or more shareowners share the same address by delivering a single proxy statement to those shareowners. "HOUSEHOLDING", as this is commonly known, will reduce the amount of duplicate information that shareowners receive and lower the Company's printing and mailing costs.

VOTING RIGHTS

         Holders of shares of the Company's common stock, $.01 par value (the "Common Stock") at the close of business on February 22, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. As of February 14, 2002, approximately 26,686,000 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding constitutes a quorum for transacting business at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting.

VOTING PROXIES

         Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as Directors of the nominees named in this Proxy Statement. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareowners, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

         Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are properly presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

         The giving of the enclosed proxy does not preclude the right of a shareowner to vote in person. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person.

ANNUAL REPORT

         The Company's 2001 Annual Report to Shareowners, including the Company's 2001 audited financial statements (the "Annual Report"), is enclosed with these Proxy Materials. The 2001 Annual Report is not incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for three classes of Directors with staggered terms of office, to be divided as equally as possible. Nominees of each class serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

         The Board of Directors currently consists of seven members, including two Class II Directors whose terms expire in 2002, three Class III Directors whose terms expire in 2003 and two Class I Directors whose terms expire in 2004. At the Meeting, two Class II Directors are to be elected to three-year terms expiring in 2005. The nominees for the Class II Directors are Messrs. Gilbert Goldstein and William B. Kemper. Both nominees presently serve on the Board of Directors of the Company.

         Unless otherwise specified, the enclosed proxy card will be voted FOR the election of Messrs. Goldstein and Kemper. Management and the Board of Directors are not aware of any reasons which would cause Messrs. Goldstein or Kemper to be unavailable to serve as Directors. If Messrs. Goldstein or Kemper become unavailable for election, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

         The affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Meeting will be required for election to the Board of Directors. The Board of Directors recommends a vote FOR the election of Messrs. Goldstein and Kemper as Directors.

         Certain information, as of February 14, 2002, with respect to Messrs. Goldstein and Kemper, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

                                                                                         SHARES BENEFICIALLY
                                            POSITIONS AND OFFICES WITH THE COMPANY         OWNED AS OF THE         PERCENTAGE
NAME                             AGE           AND OTHER PRINCIPAL OCCUPATIONS           RECORD DATE (1)(2)        OF CLASS(3)
----                             ---        --------------------------------------       -------------------       -----------

NOMINEES:

                                                           CLASS II
                                                     TERMS EXPIRE IN 2002

Gilbert Goldstein                83     Principal in the law firm of Gilbert                   57,750                    *
                                        Goldstein, P.C.

William B. Kemper                65     Private real estate investor                           57,750                    *

CONTINUING DIRECTORS:

                                                          CLASS III
                                                     TERMS EXPIRE IN 2003

Steven J. Borick                 49     Director and Executive Vice President of               58,300                    *
                                        Superior Industries International, Inc.,
                                        President of Texakota, Inc. and a General
                                        Partner in Texakota Oil Company

David D. Mandarich               54     President and Chief Operating Officer of the        2,094,702(5)               7.8%
                                        Company

David E. Blackford               53     Managing Director of California Bank & Trust           28,600                    *
                                        Company

                                                           CLASS I
                                                     TERMS EXPIRE IN 2004

Herbert T. Buchwald              71     Principal in the law firm of Herbert T.                88,163                    *
                                        Buchwald, P.A. and President and Chairman of
                                        the Board of Directors of BPR Management
                                        Corporation

Larry A. Mizel                   59     Chairman of the Board of Directors and Chief        5,123,312(4)              19.0%
                                        Executive Officer of the Company

----------

*        Represents less than one percent of the outstanding shares of Common
         Stock.

(1) Includes, where applicable, shares of Common Stock owned by such person's minor children and spouse and by other related individuals or entities over whose shares such person has custody.

(2) Includes the following shares of Common Stock that such persons have the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $9.41 to $24.17 per share:
         Gilbert Goldstein 57,750; William B. Kemper 57,750; Steven J. Borick 57,750; Herbert T. Buchwald 77,000; David E. Blackford 27,500, Larry A. Mizel 347,875; and David D. Mandarich 347,875. The number of options and the exercise prices reflect the impact of the two 10% stock dividends distributed in 2001.

(3) The percentage shown is based on the number of shares of Common Stock outstanding as of February 14, 2001 as reported in the Company's 2001 Annual Report on Form 10-K and includes shares of Common Stock actually owned and shares of Common Stock which the person had the right to acquire within 60 days of the Record Date. All shares of Common Stock which the person had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person.

(4) Includes 996,655 shares held by Mr. Mizel's wife and 159,404 shares of Common Stock with respect to which Mr. Mizel may be considered the "beneficial owner," as defined under the Securities Exchange Act of 1934 (the "1934 Act"), because he is a beneficiary of certain trusts which, together with Mr. Mizel, control all of the outstanding stock of CVentures, Inc., a corporation which controls the voting of these shares of Common Stock. Mr. Mizel is a stockholder, director and officer of CVentures, Inc.

(5)      Includes 13,310 shares owned by Mr. Mandarich's minor children.

OTHER INFORMATION RELATING TO DIRECTORS

         The following is a brief description of the business experience during at least the past five years of each nominee for the Board of Directors of the Company and of the continuing members of the Board.

         Steven J. Borick is Executive Vice President of Superior Industries International, Inc., a New York Stock Exchange-listed OEM of automobile wheels and suspension parts, and has been President of Texakota, Inc., an oil and gas exploration and development company, and a general partner in Texakota Oil Company, a private oil and gas partnership, for more than the past five years. He also is a Director of Richmond American Homes of Colorado, Inc., a wholly owned subsidiary of the Company ("Richmond American Homes"). Mr. Borick has been a Director of the Company since April 1987 and is Chairman of the Compensation Committee and a member of the Audit Committee.

         David E. Blackford has been employed with California Bank & Trust since 1998 and in May 2001 he was appointed Chairman, President and CEO. Previously he served as Managing Director and a member of the Board of Directors and Senior Loan Committee for Real Estate Finance. Prior to 1998, he served as an Executive Officer in different financial institutions, including Bank One and Chemical Bank. He was appointed to the Company's Board of Directors in April 2001.

         David D. Mandarich was elected President of the Company in July 1999, Chief Operating Officer in March 1996, Co-Chief Operating Officer in September 1994 and Executive Vice President-Real Estate in April 1993. He was appointed a Director of the Company in March 1994. In April 1990, Mr. Mandarich was elected as Chairman of the Board of Directors of Richmond American Homes. Mr. Mandarich also was a Director of the Company from September 1980 until April 1989.

         Gilbert Goldstein has been engaged in private law practice for more than the past five years as the principal in the law firm of Gilbert Goldstein, P.C. See "Certain Relationships and Related Transactions" below. Mr. Goldstein has been a Director of the Company since January 1976. Mr. Goldstein is the Chairman of the Legal Committee.

         William B. Kemper has been engaged in private real estate investments, real estate development and property management since May 1982. Prior to May 1982, he was President of Gold Crown, Inc., a real estate development company. He also is a Director of HomeAmerican Mortgage Corporation, the Company's wholly owned mortgage lending subsidiary ("HomeAmerican"). Mr. Kemper has been a Director of the Company since January 1972. He is Chairman of the Audit Committee and a member of the Compensation Committee.

         Herbert T. Buchwald has been a principal in the law firm of Herbert T. Buchwald, P.A. and President and Chairman of the Board of Directors of BPR Management Corporation, a property management company located in Denver, Colorado, for more than the past five years. He is also a Director of M.D.C. Land Corporation, a wholly owned subsidiary of the Company ("MDC Land"). Mr. Buchwald was appointed to the Company's Board of Directors in March 1994 and is a member of the Audit, Compensation and Legal Committees.

         Larry A. Mizel has served as Chairman of the Board of Directors and the Chief Executive Officer of the Company for more than five years and was elected President of the Company in March 1996. Mr. Mizel resigned as President of the Company in July 1999. Mr. Mizel has been a Director of the Company since founding it in January 1972. Mr. Mizel also serves as a Director of Richmond American Homes. Mr. Mizel is a Trustee of the Marsico Investment Fund, an open-end investment company that currently offers four investment portfolios, the Marsico Focus Fund, the Marsico Growth and Income Fund, the Marsico 21st Century Fund and the Marsico International Opportunities Fund. Mr. Mizel is a member of the Legal Committee.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During 2001, the Board of Directors held 12 regularly scheduled meetings and 6 special meetings. The Directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal Board meetings. In 2001, all of the Company's Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served.

         AUDIT COMMITTEE

         The Audit Committee of the Board of Directors currently consists of Messrs. Borick, Buchwald and Kemper, who serves as its Chairman. Each member of the Audit Committee is independent as defined in the listing standards of the New York Stock Exchange. The Audit Committee met 13 times during 2001. The organization, functions and responsibilities of the Audit Committee are described in the Re-Stated Charter for the Audit Committee adopted by the Board of Directors on September 24, 2001, a copy of which is included in this Proxy Statement as Exhibit A. See the "Report of the Audit Committee" below.

         COMPENSATION COMMITTEE

         The Compensation Committee currently consists of Messrs. Buchwald, Kemper and Borick, who serves as its Chairman. During 2001, the Compensation Committee met four times. The Compensation Committee is active in approving the design of executive compensation plans, reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishing salaries, benefits and other forms of compensation for new employees and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing and making recommendations with respect to executive compensation, see the "Report of the Compensation Committee" below.

         LEGAL COMMITTEE

         The Legal Committee currently consists of Messrs. Goldstein, Buchwald and Mizel. During 2001, the Legal Committee met three times. The Legal Committee is chaired by Mr. Goldstein and has been active in reviewing legal issues and interacting with the Company's inside and outside legal counsel.

         OTHER COMMITTEES

         The Board of Directors of the Company has no executive or nominating committees. Procedures for nominating persons for election to the board are contained in the Company's By-Laws.

         DIRECTOR COMPENSATION

         Each Director who is not an officer of the Company ("Outside Director") is paid $3,000 per month as a retainer, $1,500 for each board meeting attended and $1,500 for attending each meeting of the Legal, Audit and Compensation Committees. In addition, each Outside Director is granted options to purchase 25,000 shares of Common Stock annually. Each Director also is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

         Messrs. Borick and Kemper each received fees of $1,500 per meeting during 2001 for services as a director of Richmond American Homes and HomeAmerican, respectively. Richmond American Homes' board held 11 meetings in 2001. During 2001, Mr. Kemper attended 10 meetings of the HomeAmerican board. Until March, 2001, Mr. Buchwald received $1,500 per month and $1,500 per meeting as a director of MDC Land. Beginning in March, 2001, he received $3,000 per month for service as a director of MDC Land. He also was paid an additional $100,000 for service as Chairman of the Board of Directors of MDC Land.

         Mr. Kemper and his wife are covered by the Company's self-funded contributory medical plan, for which he pays 100% of the premiums. For the medical plan's fiscal year ended September 30, 2001, Mr. Kemper paid premiums in excess of the cost of claims paid on behalf of Mr. Kemper and his wife.

                               EXECUTIVE OFFICERS

         Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The executive officers of the Company are elected annually and hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as Directors and executive officers of the Company, is set forth in "Election of Directors" above. Biographical information for the other executive officers of the Company is set forth below.

NAME                                                OFFICES HELD AS OF THE RECORD DATE
----                                                ----------------------------------
Larry A. Mizel               Chairman of the Board of Directors and Chief Executive Officer
David D. Mandarich           President, Chief Operating Officer and a Director
Paris G. Reece III           Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Michael Touff                Senior Vice President and General Counsel

         Paris G. Reece III, 47, was elected Executive Vice President of the Company in July 1999, Senior Vice President in September 1994, Treasurer in September 1993, Chief Financial Officer in June 1990, Secretary in February 1990 and a Vice President of the Company in August 1988. Mr. Reece resigned as Treasurer of the Company in November 1996 and as Secretary of the Company in May 1996. Mr. Reece also is an officer, director or both of most of the Company's subsidiaries.

         Michael Touff, 57, was elected Senior Vice President and the General Counsel of the Company in July 1999 and as Vice President and General Counsel in December 1994. From August 1992 through December 1994, he was an officer in the law firm of Ireland, Stapleton, Pryor & Pascoe, P.C. Prior to August 1992, Mr. Touff was an officer in the law firm of Holmes & Starr, a Professional Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation received by the Chief Executive Officer and the three other executive officers for each of the last three fiscal years.

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                          ANNUAL COMPENSATION                        RESTRICTED      SHARES
         NAME AND                       ------------------------       OTHER ANNUAL    STOCK       UNDERLYING        ALL OTHER
    PRINCIPAL POSITION          YEAR      SALARY        BONUS          COMPENSATION   AWARDS(3)    OPTIONS(5)     COMPENSATION(1)
    ------------------          ----    ----------    ----------       ------------  ----------    ----------     ---------------
Larry A. Mizel,                 2001    $1,000,000    $7,993,260(2)           N/A         - 0 -       275,000(4)    $    5,250
    Chairman of the Board       2000    $  900,000    $6,304,383(2)           N/A         - 0 -       181,500       $    5,775
    of Directors and Chief      1999    $  800,000    $4,586,470(2)           N/A         - 0 -       181,500       $    5,000
    Executive Officer
David D. Mandarich,             2001    $  830,000    $7,993,260(2)           N/A         - 0 -       275,000(4)    $    5,250
    President, Chief            2000    $  730,000    $6,304,383(2)           N/A         - 0 -       181,500       $    5,775
    Operating Officer           1999    $  650,000    $4,586,470(2)           N/A         - 0 -       181,500       $    5,000
    and a Director
Paris G. Reece III,             2001    $  300,000    $  440,000              N/A    $  150,000        77,000(4)    $    5,250
    Executive Vice              2000    $  275,000    $  365,000              N/A    $  150,000        84,700       $    5,775
    President and Chief         1999    $  250,000    $  276,000              N/A    $  150,000        84,700       $    5,000
    Financial Officer
Michael Touff,                  2001    $  281,232    $  205,000              N/A    $   30,000        33,000(4)    $    5,250
    Senior Vice                 2000    $  266,221    $  205,000              N/A    $   30,000        36,300       $    5,775
    President and               1999    $  256,240    $  175,000              N/A    $   20,000        36,300       $    5,000
    General Counsel

----------

(1) The amounts in this column consist of Company contributions allocated to the named executive officers' accounts pursuant to the Company's 401(k) Savings Plan. One hundred percent of the Company's 2001 contribution was funded with shares of Common Stock valued at $34.59 per share, the closing price of the Common Stock on December 13, 2001, the date as of which the Company approved the stock portion of the allocation.

(2) These bonuses were paid in February following the year indicated in accordance with the terms of the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan approved by the Company's stockholders at the 1994 Annual Meeting (the "Executive Compensation Plan"). The amount of these bonuses is determined based on the Company's "Adjusted Pre-Tax Return on Average Stockholder's Equity" (as defined in the Executive Compensation Plan). Bonuses are not payable under the Executive Compensation Plan unless the Company's Adjusted Pre-Tax Return on Average Stockholders' Equity equals or exceeds 10%. All of these bonuses were paid in cash in 2001. In 2000, 20% of these bonuses, or $1,260,877, was paid in the form of 38,104 shares of Common Stock in accordance with the Executive Compensation Plan. In 1999, 20% of these bonuses, or $917,294, was paid in the form of 60,141 shares of Common Stock.

(3) In 2001, the Company granted restricted stock awards to 12 employees, including Messrs. Touff and Reece, pursuant to Restricted Stock Agreements effective November 19, 2001. The awards were valued at $29.05 per share, the closing price of the Common Stock on November 19, 2001. In 2000, the Company granted restricted stock awards to 24 employees, including Messrs. Touff and Reece, pursuant to Restricted Stock Agreements effective December 1,

         2000. The awards were valued at $29.25 per share, the closing price of the Common Stock on December 1, 2000. In 1999, the Company granted restricted stock awards to 13 employees, including Messrs. Touff and Reece, pursuant to Restricted Stock Agreements that became effective as of November 19, 1999. The awards were valued at $15.56 per share, the closing price of the Common Stock on the date of the awards. The restrictions on the vesting of the shares granted pursuant to the Restricted Stock Agreements lapse as to 25% of such shares each year, commencing on the first anniversary of the grant. All of the restrictions on vesting of the restricted shares lapse in the event of
         (1) the closing of a change in control transaction; (2) the employee's termination of employment as a result of death or disability; or (3) the employee's termination of employment by the Company other than for cause.

(4)      See "Option Grants in Last Fiscal Year," below.

(5) The table has been adjusted to reflect the impact of the two 10% stock dividends distributed by the Company during 2001. Pursuant to the stock option plan under which the options were granted, as a result of the 10% stock dividends, the number of shares that may be acquired upon exercise of the options increased by 10% and the exercise price of unexercised options decreased by dividing the exercise price by 1.1 for each of the 10% stock dividends.

         N/A: Disclosure is not applicable under the Securities and Exchange Commission's rules.

         Severance benefits for Messrs. Mizel and Mandarich are included in their employment agreements. Severance benefits for Messrs. Reece and Touff are included in their change in control agreements. See "Employment Agreements and Change in Control Agreements" below.

         The Company's severance pay policy provides severance pay to eligible employees, including each of the named executive officers, whose employment is involuntarily terminated by the Company for reasons other than gross misconduct. Employees are eligible for severance pay under this policy if involuntarily terminated after 90 days of employment. The amount of severance pay under the policy is based on the length of service with the Company and payment of severance is conditioned upon execution of a release agreement with the Company. For each of the named executive officers (other than Messrs. Mizel and Mandarich, whose severance pay is provided for in their employment agreements), the amount of pay would be one week for each year of service to a maximum of 12 weeks; provided, however, the Compensation Committee of the Board of Directors may approve additional severance payments for situations involving management personnel.

OPTION GRANTS IN LAST FISCAL YEAR

         The table below provides information on option grants in fiscal 2001 to the named executive officers.

                                                INDIVIDUAL GRANTS (3)                              POTENTIAL REALIZABLE VALUE
                         --------------------------------------------------------------------      AT ASSUMED ANNUAL RATES OF
                                            PERCENT OF TOTAL                                      STOCK PRICE APPRECIATION FOR
                         NUMBER OF SHARES  OPTIONS GRANTED TO                                              OPTION TERM
                            UNDERLYING     EMPLOYEES IN FISCAL    EXERCISE        EXPIRATION      -----------------------------
        Name                OPTIONS (1)         YEAR (2)        PRICE ($/SH)         DATE              5%               10%
        ----             ----------------  -------------------  ------------     ------------     ------------     ------------
Larry A. Mizel .......          275,000               26.4%     $      29.05         11/19/11     $  5,024,082     $ 12,732,010
David D. Mandarich ...          275,000               26.4%     $      29.05         11/19/11     $  5,024,082     $ 12,732,010
Paris G. Reece III ...           77,000                7.4%     $      29.05         11/19/11     $  1,406,743     $  3,564,963
Michael Touff ........           33,000                3.2%     $      29.05         11/19/11     $    602,890     $  1,527,841

----------

(1) Options granted in 2001 are exercisable 25% per year beginning on November 19, 2002. The closing price of the Common Stock on the New York Stock Exchange on the date of the grants was $29.05.

(2) The Company granted options representing 1,043,020 shares of Common Stock to employees in fiscal 2001.

(3) The table has been adjusted to reflect the impact of a 10% stock dividend distributed on December 28, 2001. Pursuant to the stock option plan under which the options were granted, the number of shares that may be acquired upon exercise of the options increased by 10% and the exercise price of unexercised options decreased by dividing the exercise price by 1.1 for the 10% stock dividends.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The table below provides information on option exercises in fiscal 2001 by the named executive officers and the value of such officers' unexercised options at December 31, 2001.

                                                                                                    VALUE OF UNEXERCISED
                                                             SHARES UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                              SHARES                         OPTIONS AT FISCAL YEAR END(2)          AT FISCAL YEAR END(1)
                            ACQUIRED ON        VALUE         -----------------------------     -----------------------------
        NAME                 EXERCISE         REALIZED       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ----               ------------     ------------     ------------    -------------     ------------    -------------
Larry A. Mizel .......          181,500     $  6,031,850          347,875          532,125     $  8,352,592     $  7,211,435
David D. Mandarich ...          242,000     $  7,858,950          347,875          532,125     $  8,388,930     $  7,211,435
Paris G. Reece III ...                0                0          114,950          191,950     $  2,653,349     $  2,801,431
Michael Touff ........                0                0           48,400           81,400     $  1,126,934     $  1,180,856

----------

(1) The closing price of the Common Stock on December 31, 2001 on the New York Stock Exchange was $37.79.

(2) The table has been adjusted to reflect the impact of the two 10% stock dividends distributed by the Company during 2001. Pursuant to the stock option plan under which the options were granted, as a result of the 10% stock dividends, the number of shares that may be acquired upon exercise of the options increased by 10% and the exercise price of unexercised options decreased by dividing the exercise price by 1.1 for each of the 10% stock dividends.

REPORT OF THE COMPENSATION COMMITTEE

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

         The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised solely of Directors who are not employees of the Company. The Committee oversees all employee compensation levels, including benefits, having a goal to maintain compensation levels that are comparable to the marketplace and in conformity with shareowner interests.

         There are three primary objectives of the Company's executive compensation program. First, this program is designed to attract, retain and reward highly qualified executives. Second, the stock-based portion of the compensation program is designed to create and maintain a strong and direct link between executive pay, the Company's financial performance and total returns to shareowners. Third, the Company's compensation program is intended to address, among other things, the Committee's concern that the Company's highly experienced executives could be targeted by the Company's competitors.

         The three main components of the Company's executive compensation program are: base salary, annual performance-based incentive compensation and stock-based, long-term incentives. Base salaries for the Company's executive officers, including the Chief Executive Officer, are at or above the average rates paid by competitors in order to enable the Company to retain its experienced and skilled executives. However, the Committee believes that the Company's overall management costs are reasonably comparable to those of other major homebuilders, including those that are part of the Peer Group Index shown on the performance graph below.

         Base salaries are reviewed annually and adjusted based on individual performance, annual salary increases in the industry, local economic and employment conditions, the Company's performance and the compensation paid for similar positions at comparable companies. Similarly, annual grants of stock options, restricted stock or bonuses are based on individual performance and the role played by the recipient in achieving the Company's results and objectives.

2001 COMPENSATION

         The Committee considered the following factors in setting total compensation for 2001, including incentive compensation: the Company's record net income and earnings per share, home closings, revenues, homebuilding and mortgage lending profits, home gross margins, mortgage loan originations and mortgage "capture rate"; significant improvements in the Company's returns on revenues, assets and capital; maintaining the Company's position among the top quintile of the homebuilding industry in most financial performance criteria; additional coverage by Wall Street analysts'; ratings upgrades of the Company's senior notes to "investment grade" by Fitch, Inc. and "Ba1" by Moody's Investors Service; the increase of the capacity of the Company's homebuilding line of credit to $450,000,000; the Company's improved financial ratios; and the 39% increase in the price of the Company's Common Stock.

         The Company also maintains an annual bonus program for the Company's other officers and key management employees. Bonuses are intended to compensate management and other employees for the attainment of the Company's annual financial performance goals and other criteria, as determined by the Committee. Because the Company met or exceeded the 2001 performance goals for these performance criteria, the Committee authorized the bonuses set forth in the summary compensation table for Messrs. Reece and Touff, the named executive officers other than Messrs. Mizel and Mandarich, whose bonus compensation is computed pursuant to the Executive Compensation Plan approved by the Company's stockholders.

         The Committee also uses long-term, stock-based incentives in the form of stock options and grants of restricted stock to provide compensation to executive officers and other key employees that is linked directly to the performance of the Common Stock. In 2001, the Committee awarded stock options to acquire 1,043,020 shares of Common Stock to a total of 69 employees, including the named executive officers, and shares of restricted stock to 12 employees, including Messrs. Reece and Touff. These incentives are designed and intended to link management and shareowner interests and to motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Vesting requirements contained in the option grants and restricted stock award agreements serve as an additional long-term incentive to retain key officers and other employees.

CEO COMPENSATION

         Mr. Mizel's base salary for 2001 of $1,000,000 was based on the factors described below. The Committee approved a bonus of $7,993,260 for Mr. Mizel for 2001 in accordance with the terms of the Executive Compensation Plan approved by the Company's stockholders.

         The Committee approved Mr. Mizel's 2001 base salary based on the following factors, in order of importance to the Committee: (i) achieving the Company's goal of continuing to be in the top quintile of the homebuilding industry in most financial performance measures; (ii) the Company's record operating results during 2000; (iii) the continued improvement of the Company's financial ratios; (iv) the increases of the Company's homebuilding line of credit and mortgage warehousing line; (v) additional coverage by Wall Street analysts; and (vi) credit rating agency upgrades.

         The primary financial performance improvements on which the Committee relied in determining Mr. Mizel's 2001 base salary were the increase in the Company's operating earnings per share in 2000 and the Company's ranking as one of the top two homebuilders in many financial performance measures.


                                COMPENSATION COMMITTEE

                                Steven J. Borick, Chairman
                                William B. Kemper
                                Herbert T. Buchwald

PERFORMANCE GRAPH

         Set forth below is a graph comparing the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of a peer group of other homebuilders over the five-year period ending on December 31, 2001.

         It is assumed in the graph that $100 was invested (1) in the Company's Common Stock; (2) in the stocks of the companies in the Standard & Poor's 500 Index; and (3) in the stocks of the peer group companies just prior to the commencement of the period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Beazer Homes USA, Inc., Centex Corporation, D.R. Horton Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, M/I Schottenstein Homes, Inc., NVR, Inc., Pulte Corporation, The Ryland Group, Inc., Standard Pacific Corp., and Toll Brothers, Inc.

         The stock price performance shown on the following graph is not indicative of future price performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF MDC COMMON STOCK, THE S&P 500 INDEX
                            AND A SELECTED PEER GROUP

                                    [GRAPH]

                                                                   FIVE YEAR PLOT POINTS
                                           ----------------------------------------------------------------------
                                            12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
                                           ----------  ----------  ----------  ----------  ----------  ----------

            M.D.C. Holdings, Inc.            $100.00     $177.05      $253.62    $188.44     $400.67     $560.47

            Weighted Avg. Peer Group         $100.00     $152.48      $200.33    $148.97     $289.42     $413.35

            S&P 500                          $100.00     $131.01      $165.95    $198.35     $178.24     $154.99

REPORT OF THE AUDIT COMMITTEE

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

         The Audit Committee operates under a written charter adopted by the Board of Directors in fiscal 2000 and amended by the Board on September 24, 2001. A copy of the Re-Stated Charter for the Audit Committee of the Board of Directors of the Company (the "Charter") is included in this Proxy Statement as Exhibit A. Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange. The Audit Committee met 13 times during 2001.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, as described in the Audit Committee Charter.

         The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed pursuant to the Charter and by Statement of Auditing Standards No. 61 (Communications with Audit Committees).

         The Audit Committee has received the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the independent accountants their independence status.

         Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE

                                William B. Kemper, Chairman
                                Steven J. Borick
                                Herbert T. Buchwald

                            EMPLOYMENT AGREEMENTS AND
                          CHANGE IN CONTROL AGREEMENTS

EMPLOYMENT AGREEMENTS

         Mr. Mizel and Mr. Mandarich (each an "Executive" or together the "Executives") each entered into an Employment Agreement with the Company effective October 1, 1997 (the "Employment Agreements"). The Employment Agreements provided for each Executive's continued employment by the Company; Mr. Mizel as Chairman, President and Chief Executive Officer and Mr. Mandarich as Executive Vice President - Real Estate and Chief Operating Officer, until September 30, 2002 (the "Initial Term"). When he resigned as President of the Company in June of 1999, Mr. Mizel acknowledged that the resignation did not constitute a "Material Change" (see below) under his Employment Agreement. Mr. Mandarich was appointed President of the Company in June, 1999. Unless either the Company on the one hand or either Executive on the other hand elects by notice in writing delivered to the other at least six months prior to the expiration of the Initial Term or any extension thereof, such term shall be extended automatically for two additional years, subject to earlier termination by either Executive's voluntary resignation or otherwise as provided pursuant to the terms of the Employment Agreement (the "Employment Term").

         Pursuant to the Employment Agreements, the Executives' base salaries ("Base Salaries") are subject to annual review by the Board of Directors. Messrs. Mizel and Mandarich also are to be paid incentive compensation pursuant to the Executive Compensation Plan ("Annual Incentive Compensation") and long-term incentive compensation pursuant to the Company's Employee Equity Incentive Plan (the "Equity Plan").

         Each Executive will be entitled to a retirement benefit under the Employment Agreement. Mr. Mizel's retirement benefit required that he remained employed by the Company through September 30, 1999, and Mr. Mandarich's requires that he remain employed by the Company through September 30, 2002, in each case unless such employment is terminated by the Company without cause, in the event of the Executive's death or total disability or if the Executive elects to terminate his employment upon a "Change in Control" or because of a "Material Change" (as those terms are described below). The retirement benefit shall be equal to 70% of the Executive's highest Base Salary during the final three years of the Employment Term and shall be payable for the duration of the Executive's life. In addition, the Employment Agreements provide for medical insurance benefits, reimbursement of certain expenses, and entitle each of the Executives to participate in the Company's benefit plans. If Mr. Mizel retired at the end of 2001 and Mr. Mandarich retires at the end of 2002, respectively, assuming their Base Salaries remain the same as in 2001, their annual retirement benefits would approximate $700,000 and $581,000, respectively.

         Messrs. Mizel and Mandarich may be terminated for cause, as defined in the Employment Agreements. If an Executive is terminated without cause (including the Company's election not to extend the term of the Employment Agreement) during the Employment Term, he will be entitled to receive (i) an amount equal to the aggregate Base Salary earned by the Executive during the three years prior to such termination, plus (ii) an amount equal to 100% of the Annual Incentive Compensation paid for the year prior to termination, and (iii) the retirement benefits payable under the Employment Agreement commencing on the date of termination. In addition, in the event of termination without cause, each Executive's options and other rights under the Equity Plan shall vest immediately and the Executive and his spouse and dependents shall be entitled to continued medical benefits.

         If a Change in Control occurs, all options, dividend equivalents and other rights granted to Executives under the Equity Plan and any other Company plans shall be accelerated and become exercisable immediately prior to the occurrence of the transaction giving rise to the Change in Control.

         Within two years after a Change in Control or a Material Change, the Executive may terminate his employment, if not already terminated by the Company. In the event of such termination or a termination of employment by the Company without cause upon or within two years following a Change in Control, then (A) each Executive shall receive the amounts payable in the event the Executive's employment were terminated without cause as described above, (B) with respect to the retirement benefit, either (1) the Company shall establish and fund an irrevocable grantor trust in conformance with the model trust set forth in IRS Revenue Procedure 92-64, or (2) the Company shall, if it so elects, pay to the Executive, in a lump sum cash payment, the amount that otherwise would be required to be contributed to such trust.

         If the amounts payable upon the occurrence of a Change in Control or Material Change, either alone or together with any other payments which the Executive has the right to receive, would be subject to an excise tax as an "excess parachute payment" under Section 4999 of the Internal Revenue Code, each Executive agrees in his Employment Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such aggregate amounts may be paid and not be treated as "excess parachute payments" under Section 4999.

         For purposes of this description of the Employment Agreements, a "Change in Control" shall occur if:

                  (i) a report on Schedule 13D is filed with the Securities and Exchange Commission disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

                  (ii) any person, other than the Company or any employee benefit plan sponsored by the Company or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, shall purchase securities pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

                  (iii) the shareowners of the Company shall approve: (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation; or (2) pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

                  (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a twelve month period, unless the election or nomination for election by the Company's shareowners of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

         For purposes of the Employment Agreements, a "Material Change" shall occur if:

                  (i) the Company makes any of certain specified adverse changes in an Executive's reporting relationship, titles, functions, duties or responsibilities from those that the Executive occupied on October 1, 1997 or, if the Employment Agreements have been renewed or extended, the date of the last renewal or extension;

                  (ii) the Company assigns or reassigns the Executive (without his written permission) to another place of employment;

                  (iii) the Company reduces the Executive's Base Salary, Annual Incentive Compensation or long-term incentive compensation or the manner in which such compensation is determined, or retirement benefits, unless such reduction similarly applies to all "Senior Executive Officers of the Company," as defined in the Employment Agreements, or the Company breaches the terms of the Employment Agreements; provided, however, that nothing in this clause (iii) shall be construed to permit the Company to reduce either Executive's retirement benefit, as provided in the Employment Agreements, in any event, and regardless of whether such reduction would similarly apply to all Senior Executive Officers of the Company; or

                  (iv) a purchaser of all or substantially all of the Company's assets or any successor or assignee of the Company fails to assume the Employment Agreements.

CERTAIN OTHER CHANGE IN CONTROL AGREEMENTS

         Messrs. Reece and Touff have entered into change in control Agreements with the Company (the "Agreements")*. The Agreements are effective January 26, 1998 and terminate on the earlier of termination of the employee's employment or December 31, 2001. Unless either party elects by notice in writing delivered to the other by September 30, 2001, or at least 90 days prior to December 31 of each subsequent year, the term of the Agreement will be renewed automatically for successive one-year terms. In addition, if an Agreement has not been terminated prior to a "Change in Control" (as defined below), upon a Change in Control, the term of an Agreement shall extend automatically for two years.

         For purposes of the Agreements, the definition of "Change in Control" is generally the same as the definition of "Change in Control" in the description of the Employment Agreements as described above.

         For purposes of the Agreements, a "Change in Control Event" occurs if a Change in Control is followed by a "Material Change" within two years. A Material Change is defined in the Agreements to occur if the employee's employment is terminated without "cause" (as defined in the Agreements) or if any of the events set forth under the definition of "Material Change" described above with respect to the Employment Agreements takes place, taking into account the titles, positions and reporting relationships of Messrs. Reece or Touff.

         Pursuant to the Agreements, if a Change in Control Event occurs, the employee may elect within 90 days after the Change in Control Event to terminate the employee's employment, if not previously terminated by the Company, and to receive a Change in Control payment. The Change in Control payment equals two times the sum of the employee's Base Salary, in effect immediately prior to the Change in Control Event, plus the amount of the employee's last regular annual bonus, provided that the amount of such annual bonus shall not exceed 50% of the employee's annual Base Salary in effect immediately prior to the Change in Control Event.

         If a Change in Control as defined above occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plan shall be accelerated and become exercisable immediately prior to the closing of the Change in Control. If the Change in Control is not consummated, the employee's election to exercise such options and other rights shall be of no effect and the employee's options shall remain subject to their original restrictions.

         Any amounts payable pursuant to the Change in Control Agreement are in addition to any payments otherwise payable to the employee pursuant to any agreement, plan or policy of the Company. If the amounts payable upon the occurrence of a Change in Control Event, either alone or together with other payments which the employee has the right to receive, would be subject to an excise tax as a "excess parachute payment" under Section 4999 of the Internal Revenue Code. Each employee agrees in the Change in Control Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such amounts may be paid and not be treated as "excess parachute payments" under Section 4999.

----------

                  *Certain other employees of the Company (the "Covered Employees") have been provided change in control agreements containing the same terms and conditions as the Agreements described above for Messrs. Reece and Touff, taking into account the respective titles, positions and reporting relationships of the other Covered Employees and with changes to certain other provisions. If the Agreements for the Covered Employees have not been terminated prior to a Change in Control, upon a Change in Control, the term of the Agreements for the other Covered Employees shall extend automatically for one year, rather than two years as in the cases of Messrs. Reece and Touff. The Change in Control payment for a Covered Employee would equal the sum of the Covered Employee's Base Salary in effect immediately prior to the Change in Control Event plus an amount equal to the Covered Employee's last regular annual bonus, provided that the amount of such bonus shall not exceed 50% of the Covered Employee's annual Base Salary in effect immediately prior to the Change in Control Event.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leases its headquarters office space. Approximately 7,000 square feet in the Company's Denver office building is subleased by various affiliates of Mr. Mizel, for which they collectively paid rent, including for parking, to the Company of approximately $135,923 in 2001. In addition, Mr. Mizel owns a building that is leased to the Company for which the Company paid Mr. Mizel rent and common area fees of $68,160 in 2001.

         Effective October 1, 1998, the Company entered into a two-year agreement with Gilbert Goldstein, P.C., of which Gilbert Goldstein, a Director of the Company, is the sole shareholder. Pursuant to the agreement, Mr. Goldstein acts as a consultant to the Company on legal matters. In return, the Company (i) from October 1, 1998 through September 30, 1999, paid Mr. Goldstein's firm $18,000 per month for a minimum of 25 hours per week in legal services and, from October 1, 1999 through September 30, 2000, paid Mr. Goldstein's firm $15,000 per month for a minimum of 20 hours per week in legal services; (ii) from October 1, 1998 through September 30, 1999, paid Mr. Goldstein's firm $180 per hour for services performed in excess of 100 hours in any month; (iii) from October 1, 1999 through September 30, 2000, paid Mr. Goldstein's firm $180 per hour for services performed in any month in excess of 80 hours; (iv) from October 1, 2000 through September 30, 2001 paid Mr. Goldstein's firm $180 per hour for services performed in any month in excess of 80 hours; (v) provides office space with an estimated annual rental value of $16,200 in the Company's leased office space; (vi) provides one full-time secretary (in 2001, this secretary received a salary of approximately $30,000 plus benefits); and (vii) reimburses actual expenses incurred related to services provided. In the event that Mr. Goldstein retires from the practice of law, becomes disabled or dies during the term of the agreement, the Company will pay to Mr. Goldstein or his estate $7,000 per month during the remaining term of the agreement. Payment of $246,000 was made directly to Mr. Goldstein's firm in 2001 for services performed. In October 2000, the agreement with Mr. Goldstein's firm was amended to extend the term of the agreement until September 30, 2002. In October, 2001, the agreement was amended to extend the term until September, 2003.

         During 2001, the Company paid approximately $246,000 to PageWorks Communication Design ("PageWorks"), a marketing and communications firm, for annual report design, advertising and marketing design services. PageWorks is owned by Mr. Mizel's brother-in-law.

         During 2001, the Company paid a firm owned by Carol Mizel, Mr. Mizel's wife, $240,000 for consulting services.

         On April 12, 1995, the Company's Board of Directors adopted the Option Purchase Program. The purpose of the Option Purchase Program is to permit the Company's key executive officers to increase their ownership of Common Stock and more closely align their interests with those of the Company's other shareowners by facilitating the exercise of options that would expire. Pursuant to the Option Purchase Program, prior to November 4, 1997, Messrs. Mizel and Mandarich each were able to borrow up to $810,000 and Mr. Reece could borrow up to $243,000 for the purpose of paying two-thirds of the sum of the exercise price of options exercised and federal and state income taxes due (up to a maximum aggregate tax rate of 45%) as a result of the exercise of the options. On November 4, 1997 the Company's Board of Directors adopted Amendment Number 1 to the Option Purchase Program. This amendment added Michael Touff as an eligible participant to the program and increased the amount that each of Messrs. Mizel and Mandarich may borrow to $1,000,000 and the amount that each of Messrs. Reece and Touff may borrow to $300,000. All borrowings under the Option Purchase Program are secured by a pledge of 100% of the stock acquired upon exercise, are full recourse to the borrower and bear interest at the average one-month LIBOR plus 1%, adjusted monthly. Principal and accrued interest are payable on April 1st of each year based on a 10-year amortization. Additional principal is due on each April 1st in an amount required to reduce the outstanding aggregate principal amount of the loans under the Option Purchase Program to each borrower in an amount depending on each borrower's maximum permitted borrowings. The unpaid principal balance is due on the earlier of: (i) the fifth anniversary of the loan; (ii) 90 days after the borrower's employment with the Company has been terminated for cause; or (iii) one year after the borrower's employment with the Company has been terminated other than for cause.

         On January 1, 2000, the Company's Board of Directors adopted the 2000 Executive Option Purchase Program (the "2000 Program"). The purpose and application of the 2000 Program is identical to the Option Purchase Program and provides benefits to the same participants. However, under the 2000 Program, Messrs. Mizel and Mandarich each may borrow up to $2,000,000 and Messrs. Reece and Touff each may borrow up to $500,000.

         The following table shows, as of December 31, 2001, the number of shares exercised, the date of borrowings, and the principal and interest due as of that date for each loan outstanding for the executive officers who have participated in the Option Purchase Program and the 2000 Program:

                                     NUMBER OF                                          ACCRUED
                                      SHARES          DATE OF       NOTE BALANCE      INTEREST AT
             BORROWER                EXERCISED          NOTE         AT 12/31/01        12/31/01
             --------              ------------     ------------     ------------     ------------
     David D. Mandarich ......          175,000          5/19/98     $    140,000              -0-
     David D. Mandarich ......          100,000          2/07/00     $    676,651              -0-
     Paris G. Reece III ......           50,000          3/24/99     $    230,653              -0-

----------

         In the ordinary course of its business, HomeAmerican has made loans to certain officers and employees of the Company. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

                HOLDERS OF FIVE PERCENT OR MORE OF VOTING SHARES
                   OF THE COMPANY AND OWNERSHIP OF MANAGEMENT

         The table below sets forth those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock individually and the number of shares beneficially owned by the Company's named officers individually and by all of the Company's officers and Directors as a group, each as of February 14, 2002. The information as to beneficial ownership is based upon statements furnished to the Company by such persons. Information with respect to the beneficial ownership of shares of Common Stock held by each of the Directors of the Company, two of whom beneficially own more than 5% of the outstanding shares of Common Stock, is set forth in "Election of Directors" above.

                                                                       NUMBER OF SHARES OF
                                                                       COMMON STOCK OWNED         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                  BENEFICIALLY          OF CLASS (2)
----------------------------------------                               -------------------      ------------

Greenlight Capital, LLC,
420 Lexington Avenue, Suite 1740
New York, NY 10170 ...............................................        2,162,330(3)              8.1%

Wellington Management Company, LLP
75 State Street
Boston, MA 02109 .................................................        2,019,723(4)              7.6%

Vanguard Windsor Funds - Windsor Funds
100 Vanguard Boulevard
Malveen, PA 19355 ................................................        1,989,383(5)              7.5%

Dimensional Fund Advisors Inc.
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401 ...........................................        1,796,509(6)              6.7%

Paris G. Reece III
3600 S. Yosemite St., #900
Denver, CO 80202 .................................................          253,271(7)                1%

Michael Touff
3600 S. Yosemite St., #900
Denver, CO 80202 .................................................          132,765(8)                *

All executive officers and directors as a group (8) persons ......        7,894,613                28.4%

----------

         * Less than 1%.

(1) The address of Messrs. Mizel and Mandarich, the Directors who beneficially own more than 5% of the outstanding shares of Common Stock is 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237. (See "Election of Directors" above).

(2) Based on 26,686,254 shares outstanding at February 14, 2002. In calculating the percentage of ownership, all shares of Common Stock the identified person or group had the right to acquire within 60 days of the Record Date by the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of

         Common Stock owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) Based upon information in Schedule 13G filed with the Commission on February 13, 2002, Greenlight Capital, L.L.C. exercises sole voting power and sole dispositive power over all such shares.

(4) Based upon information in Schedule 13G/A dated February 14, 2002, Wellington Management Company, LLP exercises sole voting power over none of these shares, shared voting power over 19,140 shares and shared dispositive power over all such shares.

(5) Based upon information in a Schedule 13G dated February 12, 2002, Vanguard Windsor Funds - Windsor Fund exercises sole voting power and sole dispositive power over all such shares.

(6) Based upon information in Schedule 13G dated January 30, 2002, Dimensional Fund Advisors Inc. exercises sole voting power and sole dispositive power over all such shares.

(7) Includes 114,950 shares of Common Stock that Mr. Reece has the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $9.41 to $24.17 per share.

(8) Includes 48,400 shares of Common Stock that Mr. Touff has the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $9.41 to $24.17 per share.

         No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which may, at a subsequent date, result in a change in control of the Company.

         The Company's executive officers and Directors are required under
Section 16(a) of the 1934 Act to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and the Pacific Stock Exchange, Inc. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2001, all such reports were filed on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP audited the Company's financial statements for the year ended December 31, 2001 and has been retained to audit the Company's financial statements for the year ending December 31, 2002. A representative of Ernst & Young LLP currently is expected to be present at the Meeting and available to respond to appropriate questions. Although Ernst & Young LLP has indicated that no statement will be made, an opportunity for a statement will be provided.

                          INDEPENDENT ACCOUNTANT'S FEES

         Ernst & Young LLP billed the Company the following fees for services rendered in 2001:

                  o        Audit Fees                                              $243,000

                  o        Tax Consulting                                          $223,000

                  o        Audit Related Fees                                      $ 38,000

                  o        All Other Fees                                               -0-

                  o        Financial Information System Design and
                           Implementation Fees                                          -0-

         The Company's Audit Committee did consider whether Ernst & Young LLP's provision of non-audit services is compatible with maintaining Ernst & Young LLP's independence.

                                  OTHER MATTERS

         Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth above. However, if any other matters are properly presented to the shareowners for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREOWNER PROPOSALS

         Any proposal a shareowner desires to present at the 2003 Annual Meeting of Shareowners must be received in writing by the Secretary of the Company prior to December 15, 2002.

                                BY THE ORDER OF THE BOARD OF DIRECTORS,

                                /s/ LARRY A. MIZEL

                                Larry A. Mizel
                                Chairman of the Board

                                                                       EXHIBIT A

                             M.D.C. HOLDINGS, INC.

                   RE-STATED CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Board of Directors (the "Board") of M.D.C. Holdings, Inc., ("MDC" or "the Company") previously established an Audit Committee. This Restated Charter for the Audit Committee (the "Charter") restates the authority, responsibilities and specific duties of MDC's Audit Committee (the "Committee"). This Charter is to be reviewed, and if appropriate, approved by the Board at least annually.

     Primary responsibility for MDC's financial reporting and internal controls is vested in Management. In performing its designated functions described herein, the Committee shall not assume or diminish Management's responsibility for the content of the Company's financial statements or for other financial information disseminated by the Company.

ORGANIZATION

  A. Composition

     The Committee shall be composed of three or more directors designated by the Board. Preferably, at least one member of the Committee shall have experience in real estate or real estate finance. Whenever possible, the terms of the members of the Committee should be staggered to enhance the continuity of the Committee. The members of the Committee shall be outside directors who are free from any relationship with the Company that would interfere with the exercise of their independence from Management and the Company. Examples of relationships that are deemed to interfere with the exercise of independent judgement include:

     - a director being employed by the Company or any of its affiliates for the current year or any of the past three years;

     - a director accepting any compensation from the Company or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan;

     - a director being a member of the immediate family of an individual who is, or has been in any of the past three years, an executive officer of the Company or any of its affiliates;

     - a director, either individually, or by being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization with which the Company has a commercial, industrial, banking, consulting, legal, accounting or other relationship (each a "Business Relationship") unless the Board determines in its business judgment that the particular Business Relationship does not interfere with the director's exercise of independent judgment.

     - a director being employed as an executive officer of another company where any of the Company's executive officers is a member of that company's compensation committee.

     - for purposes of this Charter "affiliate" shall mean a subsidiary, sibling company, predecessor, parent or former parent of the Company.

     A director who is no longer an employee of the Company or who is an immediate family member of a former executive officer of the Company, but is not considered independent pursuant to the three year limitations set for the above, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines in its business judgment that membership on the Committee by the individual is required in the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     Committee members are not expected to be experts in the fields of accounting, auditing or SEC disclosure requirements. However, at least one member of the Committee is to have accounting or related financial management expertise as determined by the Board in its business judgment. Committee members' backgrounds should enable them to evaluate the information provided to them and ask relevant questions, when appropriate, to facilitate their understanding of such information.

  B. Access and Resources

     The Committee is to have unrestricted access to MDC's personnel and records, to the Company's external auditors, shall have authority to retain outside counsel, and is to be given or have available to it the resources necessary to discharge its responsibilities.

  C. Meetings

     The Committee is to meet on a regular basis, at least quarterly, and may call additional meetings as required. Further, the Committee, at least once during the year, shall hold separate executive sessions with the internal auditors and the external auditors. A quorum of the Committee shall consist of two members.

  D. Minutes

     Minutes of each meeting are to be prepared and given to Committee members. A permanent file of approved minutes is to be maintained by the individual designated as secretary for the Committee.

  E. Reporting to the Board

     At least quarterly, the Committee shall report to the Board regarding its activities.

  F. Indemnification

     Each Committee member is entitled to indemnification by the Company to the maximum extent permitted by Delaware law, the Company's Certificate of Incorporation, By-laws and resolutions of the Board.

  G. Compensation and Expense Reimbursement

     The Committee shall be compensated for meeting attendance at a rate determined by the Board. Travel and other out-of-pocket expenses incurred by Committee members in connection with such meetings, shall be documented and reimbursed by MDC in accordance with MDC's expense reimbursement policies.

FUNCTIONS -- EXTERNAL AUDIT MATTERS

  A. Select External Auditors; Review Independence

     MDC's external auditors ultimately are accountable to the Committee. Accordingly, the Committee is to recommend selection of the Company's external auditors to the Board or the Company's stockholders, as the case may be, and recommend approval of the annual fee to be paid to the external auditors. The Committee is to discuss the selection of the external auditors and the fee with the Company's President, Chief Financial Officer and the Chief Audit Executive.

     Periodically prior to completion of each annual audit, the Committee shall obtain a formal written statement from the external auditors that describes all relationships between the external auditors and the Company. The Committee is responsible for engaging in an active dialogue with the external auditors concerning any relationships or services disclosed in the statement that may impact the objectivity or independence of the outside auditors and for recommending that the Board take appropriate action in response to the external auditors' statement necessary to satisfy the Board of the external auditors' independence.

     The Committee shall pre-approve non-audit services that exceed the lesser of $50,000 or 10% of the audit fees.

  B. Review Annual Audit Plan

     The Committee is to discuss with the Company's external auditors the overall approach to, and scope of, the audit examination with particular attention focused on those areas where any of the Committee, the Board, Management or the external auditors believe special emphasis is desirable or necessary. This review is to include a discussion of the effect of significant changes in accounting principles, auditing standards and SEC reporting requirements on the scope of the audit.

  C. Review Results of the Annual Audit

     The Committee is to review the results of the annual audit. The Committee is to discuss the annual report on Form 10-K and other financial reports filed with the SEC, the New York and Pacific Stock Exchanges or sent to stockholders prepared by Management, and the results of the audit with the Company's external auditors and Management.

  D. Review of Recommendations for Improvements

     The Committee is to discuss with the external auditors their perception of strengths and weaknesses in the system of internal controls including their recommendations for improvements and proposed timetable for implementation.

  E. Review Quarterly Reports on Form 10-Q

     Prior to filing with the SEC, the Committee shall review interim financial statements that have been the subject of an SAS 71 review performed by the Company's external auditors, and discuss with Management and the external auditors the interim financial information included in the Company's Form 10-Q.

  F. Release of Material Financial Information

     Prior to the public release of material financial information, the Chairman of the Audit Committee shall discuss directly with the external auditors the results of their examination.

  G. Review Second Opinion Issues

     The Committee is to be notified by Management whenever a second opinion is sought from an independent public accountant.

  H. Review Management Representation Letters

     The Committee is to periodically review management representation letters given to the external auditors and may inquire of (i) Management as to any difficulties encountered in preparing the letter; and (ii) the external auditors as to any difficulties encountered in obtaining the letter.

FUNCTIONS -- FINANCIAL REPORTING MATTERS

  A. Related Party and Major Transactions

     The Committee is to review the major transaction memoranda and 18-month reporting prepared by Management including a review of material transactions, contracts and other agreements and their effects on the financial statements. In addition, Management is to inform the Committee of related party transactions, including relationships and dollar volume (if applicable), at least quarterly.

  B. Status of Income and Other Tax Reserves and Significant Disputes with Taxing Authorities

     At least quarterly, the Director of Taxation or the Chief Financial Officer is to report to the Committee on the status of all income and other tax reserves and deferrals and will update the Committee about new or ongoing disputes with taxing authorities.

  C. Other Significant Reserves

     The Committee is to inquire of Management as to the existence of and reasons for any other significant accounting accruals, reserves or estimates that have or may have a material impact on the financial statements.

  D. Accounting Policies and Policy Decisions

     The Committee is to review any significant new accounting policies and policy decisions and other significant reporting issues, such as significant changes in accounting estimates, made by Management and shall be informed of the reasons for such policies and interpretations.

FUNCTIONS -- INTERNAL AUDITING MATTERS

  A. Personnel Decisions

     The Committee is to have sole responsibility for all personnel decisions regarding the Company's Chief Audit Executive and is to be consulted by the Chief Audit Executive concerning other Internal Audit Department personnel decisions, including, but not limited to, hiring, termination and compensation arrangements.

  B. Internal Audit Functions

     Periodically, the Committee is to review the functions and goals of the Internal Audit Department and may review its findings with Management. Possible topics include:

     - Proposed audit programs and their relationships to the external audit;

     - Proposed scope of any special projects or investigations;

     - Reports generated by the Internal Audit Department, particularly as they relate to the system of internal controls, including perceived strengths and weaknesses, recommendations for improvement and proposed timetable for implementation. Where appropriate, these reviews may include members of Management so that the Committee can better assess the quality of the reports and recommendations prepared by Internal Audit; and

     - At least annually, the Committee is to review and if appropriate, approve the general goals set forth by the Internal Audit Department for the coming year. This review is also to encompass the anticipated budget required to accomplish these goals.

FUNCTIONS -- OTHER MATTERS

  A. Review of Regulatory Reports

     The Committee shall review with Management all significant reports sent to regulatory agencies, including all SEC reports.

  B. Monitor Compliance with the Company's Corporate Compliance Program and Corporate Code of Conduct

     The Committee is to review the Company's annual Corporate Compliance Program and Corporate Code of Conduct ("Program") and is to review Management's procedures to ensure that all employees are in compliance with the Program. Management is to inform the Committee of any significant cases of employee conflict of interest, misconduct or fraud.

  C. Notification of Management Fraud or Other Serious Breakdowns in Internal Control

     The Committee is to be informed immediately by Management or the Internal Audit Department, as appropriate, of any perceived or proven Management fraud or other serious breakdowns in internal control.

Upon being informed by Management or the Internal Audit Department of such a situation, the Committee shall:

     - Inform the Board; and

     - Oversee and approve Management's response to the situation.

  D. Report of Audit Committee

     The Committee is to prepare the Committee report to be included in the Company's annual proxy statement in accordance with SEC regulations.

  E. New York Stock Exchange Affirmation

     The Committee is to review and if appropriate, approve the annual written affirmation to be provided to the New York Stock Exchange, including the following matters:

     - Any determination of the Board regarding the independence of members of the Committee pursuant to the standards set forth in this Charter;

     - The financial literacy of members of the Committee;

     - The determination that at least one member of the Committee has accounting or related financial management expertise; and

     - The annual review and assessment of the adequacy of this Charter.

     Adopted September 24, 2001

                             M.D.C. HOLDINGS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

           PROXY FOR ANNUAL MEETING OF SHAREOWNERS -- APRIL 25, 2002

    The undersigned hereby appoints PARIS G. REECE III and MICHAEL TOUFF, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 2002 Annual Meeting of Shareowners and any adjournments or postponements thereof (the "Meeting") and to vote as designated below, all the shares of Common Stock of M.D.C. HOLDINGS, INC. held of record by the undersigned on February 22, 2002. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. GOLDSTEIN
           AND KEMPER.
1.         ELECTION OF DIRECTORS.
           NOMINEES: Gilbert Goldstein and William B. Kemper
                           [ ] FOR     [ ] WITHHELD
                           [ ] FOR, except vote withheld from the following nominee(s):

[X]        Please mark your votes as in this example.
                           ----------------------------------------------------------------

    Please specify your choice by clearly marking the appropriate box. Unless otherwise specified, this proxy will be voted "FOR" Item 1.

            (continued and to be signed and dated on the other side)

    Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

                                         Signature(s):
                                         ---------------------------------------

                                         Date:
                                         ---------------------------------------